Exhibit 32.1

PRESIDION CORPORATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER/ACTING CHIEF FINANCIAL OFFICER

I, Craig A. Vanderburg, President and Chief Executive Officer/Acting Chief Financial Officer of Presidion Corporation (the “Company”), hereby certify pursuant to Rule 15d-14 (b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of title 18 of the United States Code that:

1.	the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2003, to which this statement is filed as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2003	/s/ Craig A. Vanderburg
Craig A. Vanderburg
President and Chief Executive Officer/
Acting Chief Financial Officer